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                                                                   Exhibit 10.13


                               Amended by the Board of Directors August 26, 2002

                       ANNUAL INCENTIVE COMPENSATION PLAN
                                       OF
                           PHILLIPS PETROLEUM COMPANY

SECTION 1. PURPOSE AND ESTABLISHMENT

The purpose of the Annual Incentive Compensation Plan of Phillips Petroleum Company (the "Plan") is to benefit the shareholders of Phillips Petroleum Company by encouraging high levels of performance by individuals whose performance is a key element in achieving the Company's continued financial and operational success and to enable the Company to recruit, reward, retain and motivate all employees to work as a team to achieve the Company's mission of being the top performer in each of our businesses through the recognition and reward of such performance on an annual basis when measured against predetermined annual performance objectives.

The Annual Incentive Compensation Plan of Phillips Petroleum Company is established effective January 1, 1993.


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SECTION 2. DEFINITIONS

      As used in this Plan:

      (a) "AWARD" means the grant of cash or any other form of Share based or non-Share based Award granted pursuant to this Plan.

      (b) "AWARD AGREEMENT" means a written agreement between the Company and a Participant that sets forth the terms, conditions and any limitations applicable to an Award granted to the Participant.

      (c) "BENEFICIARY" means a person or persons designated by a Participant to receive, in the event of death, any unpaid portion of an Award held by the Participant. Any Participant may, subject to such limitations as may be prescribed by the Committee, designate one or more persons primarily or contingently as beneficiaries in writing upon forms supplied by and delivered to the Company, and may revoke such designations in writing. If a Participant fails effectively to designate a beneficiary, then the Award will be paid in the following order of priority:


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                  Surviving spouse

                  Surviving children in equal shares

                  To the estate of the Participant.

      (d)   "BOARD" means the Board of Directors of Phillips Petroleum Company.

      (e) "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

      (f) "COMMITTEE" means the Compensation Committee of the Board of ConocoPhillips or any successor committee with substantially the same responsibilities.

      (g) "COMPANY" means Phillips Petroleum Company, a Delaware corporation, or any successor corporation.

      (h) "DISABILITY" shall mean the inability, in the opinion of the Company's group life insurance carrier, of a Participant, because of an injury or sickness, to work at a reasonable occupation which is available with the Company or at any gainful occupation which the Participant is or


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            may become fitted.

      (i) "EMPLOYEE" means any individual who is a salaried employee of the Company or any Participating Subsidiary.

      (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

      (k) "FAIR MARKET VALUE PER SHARE" in reference to the common stock of the Company means

            (i) the average of the reported highest and lowest sale prices per share of such stock as reported on the composite tape of the New York Stock Exchange transactions (or such other reporting system as shall be selected by the Committee), on the relevant date; or

            (ii) in the absence of reported sales on that date, the average of the reported highest and lowest sales prices per share on the last previous day for which there was a reported sale.

      (l)   "PARTICIPANT" means any Employee who has been designated


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            by the Committee to be eligible for an Award under this Plan.

      (m) "PARTICIPATING SUBSIDIARY" means a subsidiary of the Company, of which the Company beneficially owns, directly or indirectly, more than 50% of the aggregate voting power of all outstanding classes and series of stock, and one or more employees of which are Participants, or are eligible for Awards pursuant to the Plan.

      (n) "PERFORMANCE MEASURES" means the criteria which the Committee will use to evaluate the Company's performance.

      (o)   "PLAN YEAR" means calendar year.

      (p) "RESTRICTED STOCK" means shares of Stock which have certain restrictions attached to the ownership thereof.

      (q) "RETIREMENT" means termination of employment with the Company or a Participating Subsidiary which qualifies the Employee for Retirement as that term is defined in the Retirement Income Plan of Phillips Petroleum Company or of the applicable retirement plan of a Participating Subsidiary.


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      (r)   "RULE 16B-3" has the meaning described in Section 12(c).

      (s) "SECTION 16" means Section 16 of the Exchange Act or any successor regulation and the rules promulgated thereunder as they may be amended from time to time.

      (t)   "STOCK" mean shares of common stock of ConocoPhillips, par value
            $.01.

      (u) "STOCK UNIT" means the right to receive a payment equivalent in value to one share of Stock on the date of payment.

SECTION 3. ELIGIBILITY

Awards may be granted only to Employees who are designated as Participants from time to time by the Committee. The Committee shall determine which Employees shall be Participants, the types of Awards to be made to Participants and the terms, conditions and limitations applicable to the Awards.

SECTION 4.  PERFORMANCE MEASURES


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As soon as practicable after the beginning of the year the Committee shall determine the Performance Measures for the Plan Year and shall advise Participants of the Performance Measures. The Performance Measures may include corporate, group, business unit and Staff objectives. The objectives may include a combination of financial and/or operational criteria and may be measured solely against internal targets or in comparison to the performance of an industry peer group or both. The Committee shall establish a threshold Performance Measure applicable to overall financial performance of the Company which must be achieved before Awards for the Plan Year will be granted.

SECTION 5. DETERMINATION OF AWARDS

Following the completion of the Plan Year, the Committee will review the Company's performance with respect to the Performance Measures, and in its sole judgment, determine the amount and manner of Awards to be granted to eligible Employees. No Awards will be granted if the threshold Performance Measure established under Section 4 is not achieved.

SECTION 6. PAYMENT OF AWARDS

      (a) Each Award may be made at the discretion of the Committee either in cash, in Stock, in Restricted Stock, in Stock


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            Units, or in another form as determined by the Committee and may be made partly in one form and partly in one or more other forms. In the case of an Award in Stock, Restricted Stock, or Stock Units, the number shall be determined by using the Fair Market Value Per share of Stock on the date of the Award, provided, however, that no Employee whose acquisition of Stock, Restricted Stock, Stock Units or other form of Award would be subject to the provisions of Section 16 of the Exchange Act shall be eligible to receive an Award otherwise than in cash, and the Committee shall grant Awards to such persons only in cash, unless prior to the grant of any such Award all action necessary to qualify such award for the exemption under Rule 16b-3 shall have been taken.

      (b) The payment of any Award shall be subject to such obligations or conditions as the Committee may specify in making or recommending the Award, but Awards need not be evidenced by Award Agreements.

      (c) Part or all of a cash Award may be deferred by a Participant under the terms of the Key Employee Deferred Compensation Plan of Phillips Petroleum Company or any successor plan thereto.


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      (d)   Any Award payable in Stock or Restricted Stock may, in the discretion of the Committee, be paid part or all in cash, on each date on which payment in Stock or Restricted Stock would otherwise have been made, in an amount equal to the Fair Market Value per share of Stock on each such date, multiplied by the number of shares of Stock or Restricted Stock which would otherwise have been paid on such date.

      (e) Awards may be granted in Restricted Stock that is issued to a Participant and is subject to such terms, conditions and restrictions as the Committee deems appropriate, which may include restrictions upon the sale, assignment, transfer or other disposition of the Restricted Stock and the requirement of forfeiture of the Restricted Stock upon termination of employment under certain specified conditions. The Committee may provide for the lapse of any such term or condition or waive any term or condition based on such factors or criteria as the Committee may determine. The Participant shall have, with respect to awards of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock and the rights to receive any cash or stock dividend on such Stock.


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      (f)   Awards may be granted in Stock Units that are subject to such terms and conditions as the Committee deems appropriate. The number of Stock Units awarded with respect to any Award shall be the number determined by using the Fair Market Value per share of Stock on the date of the Award. Any Award made in Stock Units may, in the discretion or the recommendation of the Committee, be paid in shares of Stock on each date on which payment in cash would otherwise be made.

      (g) In lieu of the foregoing forms of payment of Awards, the Committee may specify or recommend any other form of payment which it determines to be of substantially equivalent economic value to the cash value of the Award including, without limitation, forms involving payments to a trust or trusts for the benefit of one or more Participants.

      (h) Each payment of an Award that is to be made in cash shall be from the general funds of the Company or the Participating Subsidiary making the payment.

      (i) In the event the Participant resigns during the Plan Year or before Awards are paid for the Plan Year, no Awards shall be made to that Participant, provided, that the


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            Committee may, in its sole discretion, determine that an Award shall be made with respect to the period of time during which the Participant was an Employee.

      (j) In the event the Participant transfers to a non-participating subsidiary or otherwise becomes ineligible prior to the end of the Plan Year, the Participant may remain a Participant for the purpose of all Awards which shall have been made prior to the Participant's transfer or prior to the Participant becoming ineligible or are to be made, but in such later case, only with respect to the period of time during which the Participant was an eligible Participant.

      (k) In the event the Participant terminates employment by reason of Disability, the Participant may remain a Participant for the purpose of all Awards which shall have been made prior to the Participant's Disability or are to be made, but in such later case, only with respect to the period of time prior to the Disability.

      (l) In the event the Participant terminates employment by Retirement, the Participant may remain a Participant for the purpose of all Awards which shall have been made


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            prior to Retirement or are to be made, but in such later case, only with respect to the period of time during which the Participant was an Employee.

      (m) In the event of the death of a Participant to whom an Award is to be or shall have been made, the Award or any portion thereof remaining unpaid may be paid to such Participant's Beneficiary either in the manner in which payment would have been made had the Participant not died or in such other manner as may be determined by the Committee.

SECTION 7. ADMINISTRATION

      (a) The Plan and all Awards granted pursuant thereto shall be administered by the Committee so as to permit the Plan to comply with Rule 16b-3. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

      (b) To the extent permitted by Section 12, the Committee is authorized to

            (i)   determine which Employees shall be Participants in


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                  the Plan and which form of Awards shall be granted to
                  Participants,

            (ii) establish, amend and rescind rules, regulations and guidelines relating to this Plan as it deems appropriate,

            (iii) interpret and administer this Plan, Awards and Award
                  Agreements,

            (iv) establish, modify and terminate terms and conditions of Award Agreements,

            (v) grant waivers and accelerations of Plan, Award and Award Agreement restrictions and

            (vi) take any other action necessary for the proper administration and operation of the Plan, all of which shall be executed in accordance with the objectives of this Program.

      (c) The Committee may delegate to the officers or employees of the Company the authority to carry out any of its responsibilities under and described in this Plan, under such conditions or limitations as the Committee may


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            establish, other than its authority with regard to Participants who are subject to Section 16.

      (d) Determinations of the Committee and its designees shall be final, binding and conclusive on the Company, its Participating Subsidiaries, shareholders, Employees and Participants. No member of the Committee or any of its designees shall be personally liable for any action or determination made in good faith with respect to this Program, any Award, or any Award Agreement.

SECTION 8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

Subject to any required action by the shareholders of ConocoPhillips, in the event of a reorganization, recapitalization, stock split, stock dividend, exchange of Stock, combination of Stock, merger, consolidation or any other changes in corporate structure of ConocoPhillips affecting the Stock, or in the event of a sale by ConocoPhillips of all or a significant part of its assets, or any distribution to ConocoPhillips' shareholders other than a normal cash dividend, the Committee may make appropriate adjustment in the number, kind, price and value of Stock authorized by this Plan and any adjustments to outstanding Awards as it determines appropriate so as to prevent dilution or enlargement of rights.


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SECTION 9. CHANGE OF CONTROL

(a) In the event of a Change of Control, all restrictions and other limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

(b)   A "Change of Control" shall mean:

      (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of ConocoPhillips (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of ConocoPhillips entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from ConocoPhillips, (B) any acquisition by ConocoPhillips, (C) any acquisition by any employee


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            benefit plan (or related trust) sponsored or maintained by
            ConocoPhillips or any corporation controlled by ConocoPhillips or
            (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 9(b); or

      (ii) Individuals who, as of August 26, 2002, constitute the Board of Directors of ConocoPhillips (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of ConocoPhillips (the "CP Board"); provided, however, that any individual becoming a director subsequent to August 26, 2002, whose election, or nomination for election by ConocoPhillips' shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the CP Board; or

      (iii) Approval by the shareholders of ConocoPhillips of a reorganization, merger or consolidation or sale or other


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            disposition of all or substantially all of the assets of
            ConocoPhillips or the acquisition of assets of another entity (a "Corporate Transaction"), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns ConocoPhillips or all or substantially all of ConocoPhillips' assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of ConocoPhillips or such corporation resulting from such Corporate Transaction) beneficially own, directly or


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            indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the CP Board, providing for such Corporate Transaction; or

      (iv) Approval by the shareholders of ConocoPhillips of a complete liquidation or dissolution of ConocoPhillips.

SECTION 10. RIGHTS OF EMPLOYEES

      (a) Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to such eligible Employee or to eligible Employees generally.

      (b)   Nothing contained in the Plan (or in any other documents


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            related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or constitute any contract or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person with or without cause.

SECTION 11. COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS

No certificate for Stock distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Stock may, at the time, be listed.

SECTION 12. AMENDMENTS AND TERMINATION

      (a) The Committee or the Board, as appropriate, may, insofar as permitted by law, from time to time, suspend or terminate this Plan or revise or amend it in any respect whatsoever; provided, however, unless the Committee or the Board, as


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            appropriate, specifically otherwise provides, any revision or amendment that would cause this Plan to fail to comply with any requirement of applicable law, regulation or rule if such amendment were not approved by the shareholders of ConocoPhillips shall not be effective unless and until the approval of the shareholders of ConocoPhillips is obtained.

      (b) Subject to the terms and conditions and within the limitations of this Plan, the Committee may amend, cancel, modify or extend outstanding Awards granted under this Plan, but no such action taken after a Change of Control, at the request of a third party seeking to effect a Change of Control, or otherwise in connection with or in anticipation of a Change of Control, may adversely affect the rights of any Participant with respect to any outstanding award without such Participant's consent.

      (c) This Plan is intended to comply with Rule 16b-3 promulgated by the Securities and Exchange Commission as now in force or as such regulation or successor regulation shall be hereafter amended ("Rule 16b-3") with respect to Participants who are subject to Section 16 of the Exchange Act. Should the requirements of Rule 16b-3 change, the Board or the Committee, as appropriate, may


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            amend the program to comply with the requirements of the amended
            Rule 16b-3 or its successor provision or provisions.

SECTION 13. UNFUNDED PLAN

The Plan shall be unfunded. Neither the Company nor the Board of Directors shall be required to segregate any assets that may, at any time, be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.

SECTION 14. LIMITS OF LIABILITY

      (a) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contracted obligations created by the Plan and the Award Agreement.

      (b) Neither the Company nor any member of the Board of Directors or of the Committee, nor any person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken, in good faith under the


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            Plan.


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